UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2021

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37687	46-4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hurley Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EDIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2021, the Board of Directors (the “Board”) of Editas Medicine, Inc. (the “Company”), upon recommendation of the Board’s Nominating and Corporate Governance Committee, increased the size of the Board by one member and appointed Emma Reeve as an independent director, effective immediately. Ms. Reeve has been designated as a class III director to serve in accordance with the Company’s By-Laws until the Company’s 2022 Annual Meeting of Stockholders or until her successor has been duly elected and qualified, or until her earlier death, removal, or resignation.  Ms. Reeve was also appointed to the Audit Committee of the Board. The Board has determined that Ms. Reeve qualifies as an “audit committee financial expert” as defined in the Securities and Exchange Commission regulations.

Ms. Reeve served as Senior Vice President and Chief Financial Officer of Constellation Pharmaceuticals, Inc., a development-stage oncology company, from October 2017, and as its Treasurer from December 2020, until its acquisition in July 2021, and was its Secretary between December 2017 and September 2018. Prior to joining Constellation, Ms. Reeve served as Corporate Controller of PAREXEL International, a life sciences consulting firm and contract research organization, from September 2014 to October 2017 and as interim Chief Financial Officer and corporate controller of PAREXEL from July 2016 to May 2017. Ms. Reeve has served as a member of the board of directors of PTC Therapeutics, Inc., a pharmaceutical company, since December 2018. Ms. Reeve received a B.Sc. in computer science from Imperial College, University of London and is an associate of the Institute of Chartered Accountants in England & Wales. She brings to the Board significant financial and operational experience as an executive at biopharmaceutical companies.

In accordance with the Company’s director compensation policy, Ms. Reeve will receive (i) annual cash compensation of $40,000 as a member of the Board and $7,500 for service on the Audit Committee, and reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and committees thereof and (ii) an option to purchase 13,736 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of appointment, which option will vest as to one-third of the shares of common stock underlying the option in three equal installments on each anniversary of the date of grant, subject to her continued service on the Board.  Ms. Reeve has entered into a standard form of indemnification agreement with the Company, in the form that is filed as Exhibit 10.28 to the Company’s Registration Statement on Form S-1 (File No. 333-208856), filed with the Securities and Exchange Commission on January 4, 2016.

There is no arrangement or understanding between Ms. Reeve and any other person pursuant to which Ms. Reeve was selected as a director. In addition, Ms. Reeve is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date:	September 8, 2021	By:	/s/ Michelle Robertson
Michelle Robertson Chief Financial Officer